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                                                                    EXHIBIT 5.01
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                                 June 20, 1997

TSI International Software Ltd.
45 Danbury Road
Wilton, Connecticut 06897


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1, file number 333-27293 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on May 16, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,000,000 shares of your Common Stock (the "Stock"), 1,600,000 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement on Form S-1 together with the Exhibits filed as a part thereof;

     (2) your registration statement on form 8-A (File Number 0-22667) filed with the Commission on June 6, 1997;

     (3)  the Prospectuses prepared in connection with the Registration
          Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, TSI International Ltd., a Connecticut corporation ("TSI Connecticut"), that are in our possession;

     (5) the stock records for both you and TSI Connecticut that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders as of May 31, 1997 regarding your capital stock that was prepared by you);

     (6) the Certificate of Incorporation of TSI International Ltd. (the "Company"), as amended through June 20, 1997 and the Bylaws of the Company, both certified by the Secretary Company on June 20, 1997 and filed as Exhibits 3.01 and 3.03 to the Registration Statement, respectively;

     (7) the Form of the Amendment to the Certificate of Incorporation of the Company to be filed on or before the effective date of the Registration Statement; and

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.
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TSI International Software Ltd.
June 20, 1997
Page 2


     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 1,600,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable and that the up to 3,000,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                         Very truly yours,

                                         FENWICK & WEST LLP